UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2012

PepsiCo, Inc.

(Exact Name of Registrant

as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, the Board of Directors (the “Board”) of PepsiCo, Inc. (“PepsiCo”) elected George W. Buckley as an independent member of the Board, effective September 19, 2012. Mr. Buckley will serve on the Audit Committee of the Board, effective September 19, 2012. Mr. Buckley’s election will bring the total number of directors on the Board to thirteen.

Upon joining the Board on September 19, 2012, Mr. Buckley will receive the standard award for new non-employee directors under PepsiCo’s previously disclosed non-employee director compensation program. Under this program, Mr. Buckley will receive a prorated annual cash retainer of $25,000, an initial stock award of 1,000 shares of PepsiCo Common Stock and a prorated annual equity award equal to a number of phantom stock units determined by dividing $37,500 by the closing price of PepsiCo Common Stock on September 19, 2012. Each phantom stock unit is intended to be the economic equivalent of a share of PepsiCo Common Stock.

Item 8.01. Other Events.

On July 19, 2012, the Board of Directors of PepsiCo declared a quarterly dividend of $0.5375 payable September 28, 2012, to shareholders of record on September 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: July 20, 2012	By:	/s/ Cynthia Nastanski
	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law & Office of the Corporate Secretary